FIRST AMENDMENT TO

FUND ACCOUNTING AND FINANCIAL ADMINISTRATION AGREEMENT

THIS FIRST AMENDMENT TO FUND ACCOUNTING AND FINANCIAL ADMINISTRATION AGREEMENT (the "Amendment") is made and entered into as of April 1, 2020 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Lincoln Variable Insurance Products Trust, a Delaware statutory trust (the "Trust").

WHEREAS, the Administrator and the Trust are parties to that certain Fund Accounting and Financial Administration Agreement ("Agreement") dated June 19, 2018 and effective as set forth in Section 14 thereof;

WHEREAS, the Administrator and the Trust desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrator and the Trust hereby agree as follows:

1.The parties wish to update the frequency of the Liquidity Risk Measurement Services on Annex 1 to Schedule B6 as set forth below:

a.For the period from June 30, 2019 until March 31, 2020, the parties agree that the frequency of the Liquidity Risk Measurement Services applicable to each Fund as set forth in Annex 1 to Schedule B6 was amended from a daily frequency to a monthly frequency.

b.Effective April 1, 2020, the parties agree that (i) the frequency of the Liquidity Risk Measurement Services applicable to each Fund as set forth in Annex 1 to Schedule B6 shall be as set forth on Annex 1 to Schedule B6, and (ii) Annex 1 to Schedule B6 is hereby replaced with the Annex 1 attached hereto.

2.This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

LINCOLN VARIABLE INSURANCE PRODUCTS

TRUST

By:	/s/ Jayson R. Bronchetti

Name: Jayson R. Bronchetti

Title: President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

ANNEX I

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

Further to the Amendment dated April 1, 2020, to the Fund Accounting and Financial Administration Agreement ("Agreement") dated June 19, 2018 and effective as of the dates set forth therein by and between State Street Bank and Trust Company (the "Administrator"), and Lincoln Variable Insurance Products Trust (the "Trust"), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Liquidity Risk Measurement Services	Fund Type	FREQUENCY

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
Lincoln iShares® Fixed Income Allocation Fund**	Fund of	Monthly
Lincoln iShares® Global Growth Allocation Fund**	Funds are	Monthly
Lincoln iShares® U.S Moderate Allocation Fund**	identified	Monthly
LVIP American Balanced Allocation Fund**	by	Monthly
LVIP American Century Select Mid Cap Managed Volatility Fund	a double	Monthly
LVIP American Global Balanced Allocation Managed Risk Fund**	asterisk**	Monthly
LVIP American Global Growth Allocation Managed Risk Fund**		Monthly
LVIP American Global Growth Fund**		Monthly
LVIP American Global Small Capitalization Fund**		Monthly
LVIP American Growth Allocation Fund**		Monthly
LVIP American Growth Fund**		Monthly
LVIP American Growth-Income Fund**		Monthly
LVIP American Income Allocation Fund**		Monthly
LVIP American International Fund**		Monthly
LVIP American Preservation Fund**		Monthly
LVIP Baron Growth Opportunities Fund		Monthly
LVIP BlackRock Advantage Allocation Fund (f/k/a LVIP BlackRock Scientific		Monthly
Allocation Fund)
LVIP BlackRock Dividend Value Managed Volatility Fund		Monthly
LVIP BlackRock Global Allocation Fund		Daily
LVIP BlackRock Global Allocation Managed Risk Fund (f/k/a LVIP		Monthly
BlackRock Global Allocation V.I. Managed Risk Fund)**
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund**		Monthly
LVIP BlackRock Global Real Estate Fund (f/k/a LVIP Clarion Global Real		Daily
Estate Fund)
LVIP BlackRock Inflation Protected Bond Fund		Daily
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund**		Monthly
LVIP Blended Large Cap Growth Managed Volatility Fund		Monthly
LVIP Blended Mid Cap Managed Volatility Fund		Monthly
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (f/k/a LVIP		Monthly
Blended Core Equity Managed Volatility Fund)
LVIP Delaware Bond Fund		Daily
LVIP Delaware Diversified Floating Rate Fund		Daily
LVIP Delaware Mid Cap Value Fund (f/k/a/ LVIP Delaware Special		Monthly
Opportunities Fund)
LVIP Delaware Social Awareness Fund		Monthly
LVIP Delaware Wealth Builder Fund		Monthly
LVIP Dimensional International Core Equity Fund		Daily

LVIP Dimensional International Equity Managed Volatility Fund**	Monthly
LVIP Dimensional U.S. Core Equity 1 Fund	Monthly
LVIP Dimensional U.S. Core Equity 2 Fund	Monthly
LVIP Dimensional U.S. Equity Managed Volatility Fund**	Monthly
LVIP Dimensional/Vanguard Total Bond Fund**	Monthly
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	Monthly
LVIP Franklin Templeton Global Equity Managed Volatility Fund	Daily
LVIP Franklin Templeton Multi-Asset Opportunities Fund	Monthly
LVIP Global Aggressive Growth Allocation Managed Risk Fund **	Monthly
LVIP Global Conservative Allocation Managed Risk Fund**	Monthly
LVIP Global Growth Allocation Managed Risk Fund**	Monthly
LVIP Global Income Fund	Daily
LVIP Global Moderate Allocation Managed Risk Fund**	Monthly
LVIP Invesco Select Equity Income Managed Volatility Fund (f/k/a LVIP	Monthly
Invesco Select Equity Managed Volatility Fund)
LVIP JPMorgan High Yield Fund	Daily
LVIP JPMorgan Retirement Income Fund**	Monthly
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	Monthly
LVIP Loomis Sayles Global Growth Fund	Daily
LVIP MFS International Equity Managed Volatility Fund**	Monthly
LVIP MFS International Growth Fund	Daily
LVIP MFS Value Fund	Monthly
LVIP Mondrian International Fund	Daily
LVIP Multi-Manager Global Equity Managed Volatility Fund**	Monthly
LVIP PIMCO Low Duration Bond Fund	Daily
LVIP SSGA Bond Index Fund	Daily
LVIP SSGA Conservative Index Allocation Fund**	Monthly
LVIP SSGA Conservative Structured Allocation Fund**	Monthly
LVIP SSGA Developed International 150 Fund	Daily
LVIP SSGA Emerging Markets 100 Fund	Daily
LVIP SSGA Emerging Markets Equity Index Fund	Daily
LVIP SSGA Global Tactical Allocation Managed Volatility Fund**	Monthly
LVIP SSGA International Index Fund	Daily
LVIP SSGA International Managed Volatility Fund**	Monthly
LVIP SSGA Large Cap 100 Fund	Monthly
LVIP SSGA Large Cap Managed Volatility Fund**	Monthly
LVIP SSGA Mid-Cap Index Fund	Monthly
LVIP SSGA Moderate Index Allocation Fund**	Monthly
LVIP SSGA Moderate Structured Allocation Fund**	Monthly
LVIP SSGA Moderately Aggressive Index Allocation Fund**	Monthly
LVIP SSGA Moderately Aggressive Structured Allocation Fund**	Monthly
LVIP SSGA S&P 500 Index Fund	Monthly
LVIP SSGA Short-Term Bond Index Fund	Daily
LVIP SSGA Small-Cap Index Fund	Monthly
LVIP SSGA Small-Mid Cap 200 Fund	Monthly
LVIP SSGA SMID Cap Managed Volatility Fund**	Monthly
LVIP T. Rowe Price 2010 Fund**	Monthly
LVIP T. Rowe Price 2020 Fund**	Monthly
LVIP T. Rowe Price 2030 Fund**	Monthly
LVIP T. Rowe Price 2040 Fund**	Monthly
LVIP T. Rowe Price 2050 Fund**	Monthly

LVIP T. Rowe Price 2060 Fund**		Monthly
LVIP T. Rowe Price Growth Stock Fund		Monthly
LVIP T. Rowe Price Structured Mid-Cap Growth Fund		Monthly
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund**		Monthly
LVIP U.S. Growth Allocation Managed Risk Fund**		Monthly
LVIP Vanguard Domestic Equity ETF Fund**		Monthly
LVIP Vanguard International Equity ETF Fund**		Monthly
LVIP Wellington Capital Growth Fund		Monthly
LVIP Wellington Mid-Cap Value Fund		Monthly
LVIP Western Asset Core Bond Fund		Daily

Form N-PORT Services	Fund Type	Service Type
and Quarterly Portfolio of Investments Services

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST		Standard N-
PORT Reporting
Solution (Data
and Filing)
and
Quarterly
Portfolio of
Investments
Services

Lincoln iShares® Fixed Income Allocation Fund**	Fund of	Standard
Lincoln iShares® Global Growth Allocation Fund**	Funds are
Lincoln iShares® U.S Moderate Allocation Fund**	identified
LVIP American Balanced Allocation Fund**	by a double
LVIP American Century Select Mid Cap Managed Volatility Fund	asterisk**
LVIP American Global Balanced Allocation Managed Risk Fund**
LVIP American Global Growth Allocation Managed Risk Fund**
LVIP American Global Growth Fund**
LVIP American Global Small Capitalization Fund**
LVIP American Growth Allocation Fund**
LVIP American Growth Fund**
LVIP American Growth-Income Fund**
LVIP American Income Allocation Fund**
LVIP American International Fund**
LVIP American Preservation Fund**
LVIP Baron Growth Opportunities Fund
LVIP BlackRock Advantage Allocation (f/k/a LVIP BlackRock Scientific
Allocation)
LVIP BlackRock Dividend Value Managed Volatility Fund
LVIP BlackRock Global Allocation Fund
LVIP BlackRock Global Allocation V.I. Managed Risk Fund**
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund**
LVIP BlackRock Global Real Estate Fund (f/k/a LVIP Clarion Global Real
Estate Fund)
LVIP BlackRock Inflation Protected Bond Fund
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund**

LVIP Blended Large Cap Growth Managed Volatility Fund

LVIP Blended Mid Cap Managed Volatility Fund

LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (f/k/a

LVIP Blended Core Equity Managed Volatility Fund)

LVIP Delaware Bond Fund

LVIP Delaware Diversified Floating Rate Fund

LVIP Delaware Mid Cap Value Fund (f/k/a LVIP Delaware Special

Opportunities Fund)

LVIP Delaware Social Awareness Fund

LVIP Delaware Wealth Builder Fund

LVIP Dimensional International Core Equity Fund

LVIP Dimensional International Equity Managed Volatility Fund**

LVIP Dimensional U.S. Core Equity 1 Fund

LVIP Dimensional U.S. Core Equity 2 Fund

LVIP Dimensional U.S. Equity Managed Volatility Fund**

LVIP Dimensional/Vanguard Total Bond Fund**

LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility

Fund**

LVIP Franklin Templeton Global Equity Managed Volatility Fund

LVIP Franklin Templeton Multi-Asset Opportunities Fund

LVIP Global Aggressive Growth Allocation Managed Risk Fund**

LVIP Global Conservative Allocation Managed Risk Fund**

LVIP Global Growth Allocation Managed Risk Fund**

LVIP Global Income Fund

LVIP Global Moderate Allocation Managed Risk Fund**

LVIP Invesco Select Equity Income Managed Volatility Fund (f/k/a LVIP

Invesco Select Equity Managed Volatility Fund)

LVIP JPMorgan High Yield Fund

LVIP JPMorgan Retirement Income Fund**

LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund

LVIP Loomis Sayles Global Growth Fund

LVIP MFS International Equity Managed Volatility Fund**

LVIP MFS International Growth Fund

LVIP MFS Value Fund

LVIP Mondrian International Fund

LVIP Multi-Manager Global Equity Managed Volatility Fund**

LVIP PIMCO Low Duration Bond Fund

LVIP SSGA Bond Index Fund

LVIP SSGA Conservative Index Allocation Fund**

LVIP SSGA Conservative Structured Allocation Fund**

LVIP SSGA Developed International 150 Fund

LVIP SSGA Emerging Markets 100 Fund

LVIP SSGA Emerging Markets Equity Index Fund

LVIP SSGA Global Tactical Allocation Managed Volatility Fund**

LVIP SSGA International Index Fund

LVIP SSGA International Managed Volatility Fund**

LVIP SSGA Large Cap 100 Fund

LVIP SSGA Large Cap Managed Volatility Fund**

LVIP SSGA Mid-Cap Index Fund

LVIP SSGA Moderate Index Allocation Fund**

LVIP SSGA Moderate Structured Allocation Fund**

LVIP SSGA Moderately Aggressive Index Allocation Fund**

LVIP SSGA Moderately Aggressive Structured Allocation Fund**

LVIP SSGA S&P 500 Index Fund

LVIP SSGA Short-Term Bond Index Fund

LVIP SSGA Small-Cap Index Fund

LVIP SSGA Small-Mid Cap 200 Fund

LVIP SSGA SMID Cap Managed Volatility Fund**

LVIP T. Rowe Price 2010 Fund**

LVIP T. Rowe Price 2020 Fund**

LVIP T. Rowe Price 2030 Fund**

LVIP T. Rowe Price 2040 Fund**

LVIP T. Rowe Price 2050 Fund**

LVIP T. Rowe Price 2060 Fund**

LVIP T. Rowe Price Growth Stock Fund

LVIP T. Rowe Price Structured Mid-Cap Growth Fund

LVIP U.S. Aggressive Growth Allocation Managed Risk Fund**

LVIP U.S. Growth Allocation Managed Risk Fund**

LVIP Vanguard Domestic Equity ETF Fund**

LVIP Vanguard International Equity ETF Fund**

LVIP Wellington Capital Growth Fund

LVIP Wellington Mid-Cap Value Fund

LVIP Western Asset Core Bond Fund

Form N-CEN Services

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST Including LVIP Government Money Market Fund

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

LINCOLN VARIABLE INSURANCE	STATE STREET BANK AND TRUST
PRODUCTS TRUST	COMPANY
By: /s/ Jayson R. Bronchetti	By: /s/ Andrew Erickson

Name: Jayson R. Bronchetti	Name: Andrew Erickson
Title: President	Title: Executive Vice President
Address: 1300 S Clinton St.	Address:
Fort Wayne, IN 46802	Date: April 20, 2020
Date: April 20, 2020